Exhibit 99.1

Priceline.com Reports 2nd Quarter 2005 Financial Results

 NORWALK, Conn., August 8, 2005 . . . Priceline.com Incorporated (Nasdaq: PCLN) today reported its financial results for the 2nd quarter 2005, which were consistent with the projected results announced by the company on July 14, 2005.  Gross travel bookings for the quarter were $569.5 million, a 20.3% increase over the same period a year ago.  Gross travel bookings refer to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers.  Revenues in the 2nd quarter were $266.6 million, a 2.8% increase over the same period a year ago.  Second quarter 2005 results include the operating results of Active Hotels, acquired in September 2004, and Travelweb, acquired in May 2004.

Priceline.com’s GAAP gross profit for the 2nd quarter 2005 was $65.2 million, up 21.3% over the same period in the previous year, while GAAP net income for the 2nd quarter 2005 was $12.4 million, or $0.29 per diluted share, vs. $0.28 in the same period a year ago.  Pro forma gross profit for the 2nd quarter 2005 was $65.6 million, a 20.1% increase over the same period a year ago.  Pro forma net income for the 2nd quarter 2005 was $16.8 million, or $0.41 per diluted common share, an increase of 28.1% over the same period in the prior year and exceeding the First Call average analyst estimate of $0.37.  The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial information used in this press release and the attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

“Priceline posted strong bottom line results in the second quarter aided by our diverse service offerings and expense controls,” said priceline.com President and Chief Executive Officer, Jeffery H. Boyd.  “Solid growth in priceline.com’s European operations and the launch of our new U.S. retail hotel service helped drive solid growth in gross travel bookings.”

Mr. Boyd continued, “In an increasingly competitive online travel market, priceline.com continues to focus on developing new services and markets, offering differentiated products under a distinctive brand, and operating one of the market’s most efficient cost structures. The recent acquisitions of U.K. based Active Hotels and Netherlands based Bookings B.V. make Priceline Europe one of Europe’s largest and fastest growing online hotel reservation services with a unique combined inventory of approximately 18,000 hotels.  With the launch of our new U.S. retail hotel service last quarter, priceline.com’s customers now have more ways to enjoy unique savings for all their travel needs.  Finally, we have established what we believe to be an important new source of customers next year for our opaque services through the marketing partnership with Orbitz, which we announced last quarter.  We believe these initiatives will make significant contributions to our results in the coming quarters.”

Forward Guidance

Looking forward, Mr. Boyd said, “We believe that priceline.com has a unique complement of travel services in the U.S. market, and a leading position among European online hotel reservation services.  Going forward, we plan to build on our strengths in those markets with further service enhancements and advertising support where appropriate.  Also, we intend over time to continue to integrate our global service offerings to make them available to all priceline.com customers, regardless of where they live.  We believe priceline.com is well-positioned to continue building its business through the balance of 2005 and beyond.”

Priceline.com issued the following guidance for 3rd quarter 2005:

•                  Year-over-year increases in gross travel bookings of approximately 35%;

•                  Year-over-year increase in revenue of approximately 2.5%;

•                  Year-over-year increase in pro forma gross profit of approximately 40% to 42%; and

•                  Pro forma net income of between $0.34 to $0.40 per diluted share.

For the full-year 2005, priceline.com said it expects pro forma net income to be in the range of $1.20 to $1.30 per diluted share.

A reconciliation of pro forma financial results to GAAP results is included in the attached financial and statistical supplement.  Pro forma gross profit guidance for the 3rd quarter 2005 excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles associated with the acquisition of Travelweb LLC.  Pro forma net income per diluted share guidance for the 3rd quarter and full-year 2005 excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles (primarily associated with the acquisitions of Travelweb and Active Hotels), stock-based compensation expense, option payroll tax expense, and, as applicable, the payment of non-cash preferred stock dividends, which, when aggregated, are expected to total approximately $5.0 million and $17.5 million, respectively.  In addition, pro forma net income per diluted share guidance for the 3rd quarter 2005 and full-year 2005 excludes the anticipated impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which was effective as of December 15, 2004 and which revises the method for calculating diluted shares outstanding for purposes of computing GAAP net income per diluted share.  Finally, pro forma gross profit and pro forma net income per diluted share guidance for the 3rd quarter and full-year 2005 excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles associated with the July 2005 acquisition of Bookings B.V., which the company is unable to forecast at this time without unreasonable effort.

About priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com recently expanded its services so customers now have a choice: they can pick from a broad selection of published flights, hotels, rental cars and packages at published prices or, for deeper savings, they can use priceline.com’s Name Your Own Price® service for their travel needs.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.

Priceline.com operates one of Europe’s fastest growing hotel reservation services through Activehotels.com, Activereservations.com, Bookings.net and priceline.co.uk.  The company also operates the following travel sites:  Travelweb.com, Lowestfare.com, Rentalcars.com and Breezenet.com.  Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

###

Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

•    adverse changes in general market conditions for leisure and  other travel services as the result of, among other things, terrorist attacks;

•    adverse changes in the Company’s relationships with airlines and other product and  service     providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” services, or both):

•    the loss or reduction of global distribution fees;

•    the bankruptcy or insolvency of another major domestic airline;

•    the effects of increased competition, including, without limitation, adverse effects from the continued consolidation of on-line travel intermediaries;

•    systems-related failures and/or security breaches;

•    difficulties integrating recent acquisitions, such as Active Hotels and Bookings B.V., including, ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

•    legal and regulatory risks; and

•    the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma gross profit excludes the after-tax effects of non-cash amortization expense of acquisition-related intangibles.  Pro forma net income excludes the after tax effects of non-cash amortization expense of acquisition-related intangibles, stock-based compensation expense, option payroll tax expense and, when applicable, the payment of non-cash preferred stock dividends.  In addition, pro forma net income per share excludes the accounting impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which was effective as of December 15, 2004 and revises the method for calculating diluted shares outstanding for purposes of computing GAAP net income per share.

Pro forma gross profit, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Priceline.com believes that pro forma gross profit, pro forma net income and pro forma net income per share that exclude the after-tax effects of non-cash amortization expense of acquisition-related intangibles are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods.  Stock based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma net income and pro forma net income per share because they do not impact cash earnings and are reflected in earnings per share through increased share counts.  Option payroll tax expense often shows volatility unrelated to operating results since the expense is driven primarily by option exercise activity and the market price of priceline.com’s common stock.  Finally, the accounting impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which requires that priceline.com use the “if-converted” method of accounting for convertible debt instruments when calculating earnings per share, has been excluded because the common stock that underly priceline.com’s 1% Convertible Senior Notes and priceline.com’s 2.25% Convertible Senior Notes are generally not issuable unless our common stock trades at prices of $44.00 per share and $45.54 per share, respectively.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except per share data)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$118,270	$101,270
Restricted cash	22,041	23,572
Short-term investments	137,598	122,812
Accounts receivable, net of allowance for doubtful accounts of $1,410 and $1,390, respectively	31,811	18,314
Prepaid expenses and other current assets	8,075	6,578
Total current assets	317,795	272,546

Property and equipment, net	17,627	15,827
Intangible assets, net	86,737	98,908
Goodwill	127,665	138,859
Other assets	17,431	15,942

Total assets	$567,255	$542,082

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$57,175	$40,612
Accrued expenses	20,607	23,649
Deferred merchant bookings	8,267	5,641
Other current liabilities	7,135	4,475
Total current liabilities	93,184	74,377

Deferred taxes	21,857	25,668
Other long-term liabilities	844	692
Minority interest	4,476	4,314
Long-term debt	224,247	224,418
Total liabilities	344,608	329,469

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK, $0.01 par value, 80,000 authorized shares; $1,000 liquidation value per share; 80,000 shares issued 13,470 and 13,470 shares outstanding, respectively	13,470	13,470

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 41,839,173 and 41,356,576 shares issued, respectively	320	317
Treasury stock, 2,496,326 shares	(350,628)	(350,628)
Additional paid-in capital	2,073,832	2,064,224
Deferred compensation	(5,990)	(1,264)
Accumulated deficit	(1,508,957)	(1,525,447)
Accumulated other comprehensive income	600	11,941
Total stockholders’ equity	209,177	199,143

Total liabilities and stockholders’ equity	$567,255	$542,082

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Merchant revenues	$246,504	$249,860	$464,032	$466,871
Agency revenues	18,858	8,747	33,783	15,195
Other revenues	1,195	782	2,134	1,454
Total revenues	266,557	259,389	499,949	483,520

Cost of merchant revenues	201,323	205,610	377,008	386,367
Cost of agency revenues	—	—	—	—
Cost of other revenues	—	—	—	—
Total costs of revenues	201,323	205,610	377,008	386,367

Gross profit	65,234	53,779	122,941	97,153

Operating expenses:
Advertising - Offline	8,089	9,617	19,162	20,281
Advertising - Online	12,205	6,749	22,137	11,490
Sales and marketing	10,113	9,096	18,322	15,802
Personnel, including stock based compensation of $989 and $112 for the three months ended June 30, 2005 and 2004 and $1,703 and $218 for the six months ended June 30, 2005 and 2004, respectively	9,761	7,895	20,983	16,236
General and administrative, including option payroll taxes of $38 and $298 for the three months ended June 30, 2005 and 2004 and $56 and $338 for the six months ended June 30, 2005 and 2004, respectively	5,453	4,454	9,687	7,963
Information technology	2,776	2,455	5,516	4,969
Depreciation and amortization	5,047	2,565	10,513	4,785
Restructuring reversal	—	(12)	(336)	(12)

Total operating expenses	$53,444	$42,819	$105,984	$81,514

Operating income	11,790	10,960	16,957	15,639

Other income:
Interest income	1,712	1,029	3,168	2,139
Interest expense	(1,239)	(566)	(2,531)	(1,132)
Other	53	13	(602)	19
Total other income (loss)	526	476	35	1,026

Earnings before income taxes and equity in income (loss) of investees	12,316	11,436	16,992	16,665
Income tax (expense) benefit	(336)	—	(45)	—
Equity in income (loss) of investees, net	396	(35)	421	(161)
Net income	12,376	11,401	17,368	16,504
Preferred stock dividend	—	—	(878)	(772)

Net income applicable to common stockholders	$12,376	$11,401	$16,490	$15,732

Net income applicable to common stockholders per basic common share	$0.32	$0.30	$0.42	$0.42

Weighted average number of basic common shares outstanding	39,022	38,076	38,947	37,822

Net income applicable to common stockholders per diluted common share	$0.29	$0.28	$0.41	$0.40

Weighted average number of diluted common shares outstanding	46,516	43,144	43,005	41,903

RECONCILIATION OF GAAP GROSS PROFIT AND NET INCOME TO PRO FORMA

GROSS PROFIT AND NET INCOME

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	June 30, 2005
	GAAP	Adjustments		Pro Forma
Merchant revenues	$246,504			$246,504
Agency revenues	18,858			18,858
Other revenues	1,195			1,195
Total revenues	266,557			266,557

Cost of merchant revenues	201,323	(340	)(a)	200,983
Cost of agency revenues	—			—
Cost of other revenues	—			—
Total costs of revenues	201,323	(340)		200,983

Gross profit	65,234	340		65,574

Operating expenses:
Advertising - Offline	8,089			8,089
Advertising - Online	12,205			12,205
Sales and marketing	10,113			10,113
Personnel, including stock based compensation of $989 and $112 for the three months ended June 30, 2005 and 2004	9,761	(989	)(b)	8,772
General and administrative, including option payroll taxes of $38 and $298 for the three months ended June 30, 2005 and 2004	5,453	(38	)(c)	5,415
Information technology	2,776	2,776
Depreciation and amortization	5,047	(3,031	)(d)	2,016
Restructuring reversal	—			—

Total operating expenses	$53,444	$(4,058)		$49,386

Operating income	11,790	4,398		16,188

Other income:
Interest income	1,712			1,712
Interest expense	(1,239)			(1,239)
Other	53	(53	)(e)	—
Total other income (loss)	526	(53)		473

Earnings before income taxes and equity in income (loss) of investees	12,316	4,345		16,661
Income tax (expense) benefit	(336)	73	(f)	(263)
Equity in income (loss) of investees, net	396			396
Net income	12,376	4,418		16,794
Preferred stock dividend	—			—

Net income applicable to common stockholders	$12,376	$4,418		$16,794

Net income applicable to common stockholders per basic common share	$0.32			$0.43

Weighted average number of basic common shares outstanding	39,022			39,022

Net income applicable to common stockholders per diluted common share	$0.29			$0.41

Weighted average number of diluted common shares outstanding	46,516	(5,514	)(g)	41,002

(a)	Cost of merchant revenue adjustment for Travelweb acquired intangibles.
(b)	Adjustment for stock-based compensation.
(c)	Adjustment for option payroll taxes.
(d)	Adjustment for amortization of acquisition-related intangibles, primarily related to Active Hotels and Travelweb.
(e)	Impact on minority interest of pro forma adjustments.
(f)	Adjustment for acquisition-related income tax benefit.
(g)

Adjustment for the impact of EITF 04-08. Also, adjustment to include shares of restricted stock that were not considered in GAAP calculation of weighted average number of diluted common shares outstanding.

RECONCILIATION OF GAAP GROSS PROFIT AND NET INCOME TO PRO FORMA

GROSS PROFIT AND NET INCOME

(unaudited)

(In thousands, except per share data)

	Six Months Ended
	June 30, 2005
	2005	Adjustments		2004
Merchant revenues	$464,032			$464,032
Agency revenues	33,783			33,783
Other revenues	2,134			2,134
Total revenues	499,949			499,949

Cost of merchant revenues	377,008	(701	)(a)	376,307
Cost of agency revenues	—			—
Cost of other revenues	—			—
Total costs of revenues	377,008	(701)		376,307

Gross profit	122,941	701		123,642

Operating expenses:
Advertising - Offline	19,162			19,162
Advertising - Online	22,137			22,137
Sales and marketing	18,322			18,322
Personnel, including stock based compensation of $1,703 and $218 for the six months ended June 30, 2005 and 2004, respectively	20,983	(1,703	)(b)	19,280
General and administrative, including option payroll taxes of $56 and $338 for the six months ended June 30, 2005 and 2004, respectively	9,687	(56	)(c)	9,631
Information technology	5,516			5,516
Depreciation and amortization	10,513	(6,187	)(d)	4,326
Restructuring reversal	(336)	336	(e)	—

Total operating expenses	$105,984	$(7,610)		$98,374

Operating income	16,957	8,311		25,268

Other income:
Interest income	3,168			3,168
Interest expense	(2,531)			(2,531)
Other	(602)	(79	)(f)	(681)
Total other income (loss)	35	(79)		(44)

Earnings before income taxes and equity in income (loss) of investees	16,992	8,232		25,224
Income tax (expense) benefit	(45)	(410	)(g)	(455)
Equity in income (loss) of investees, net	421			421
Net income	17,368	7,822		25,190
Preferred stock dividend	(878)	878	(h)	—

Net income applicable to common stockholders	$16,490	$8,700		$25,190

Net income applicable to common stockholders per basic common share	$0.42			$0.65

Weighted average number of basic common shares outstanding	38,947			38,947

Net income applicable to common stockholders per diluted common share	$0.41			$0.62

Weighted average number of diluted common shares outstanding	43,005	(2,117	)(i)	40,888

(a)	Cost of merchant revenue adjustment for Travelweb acquired intangibles.
(b)	Adjustment for stock-based compensation.
(c)	Adjustment for option payroll taxes.
(d)	Adjustment for amortization of acquisition-related intangibles, primarily related to Active Hotels and Travelweb.
(e)	Adjustment for restructuring reversal.
(f)	Impact on minority interest of pro forma adjustments.
(g)	Adjustment for acquisition-related income tax benefit.
(h)	Adjustment for preferred stock dividend.
(i)

Adjustment for the impact of EITF 04-08. Also, adjustment to include (i) shares of restricted stock and (ii) shares underlying warrants attached to preferred stock that were not considered in GAAP calculation of weighted average number of diluted common shares outstanding.

priceline.com Incorporated - 2005 SECOND QUARTER FINANCIAL DATA SUPPLEMENT

priceline.com Financials

Consolidated Statements of Operations

Consolidated Balance Sheets

Statistical Data

This supplement is unaudited and intended as a supplement to, and should be read in conjunction with, the Company’s audited financial statements and the notes thereto filed with the SEC on Form 10-K and unaudited quarterly financial statements filed with the SEC on Form 10-Q.  Certain data have been reclassified in order to conform historical information in a manner consistent with current presentation and has not been audited in this form.  Certain presentations within this supplement are not consistent with Generally Accepted Accounting Principles.

Certain amounts may differ from reported results due to rounding.

priceline.com Incorporated

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

Income Statement Analysis	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	2Q05 vs. 2Q04

Merchant revenues	$217,011	$249,860	$226,453	$179,669	$217,528	$246,504	-1%
Agency revenues	6,448	8,747	8,671	14,734	14,925	18,858	116%
Other revenues	672	782	758	565	939	1,195	53%
Total revenues	224,131	259,389	235,882	194,968	233,392	266,557	3%

Cost of merchant revenues	180,757	205,610	184,627	143,827	175,685	201,323	-2%
Cost of agency revenues	—	—	151	1,244	—	—	NM
Cost of other revenues	—	—	—	—	—	—	NM
Total costs of revenues	180,757	205,610	184,778	145,071	175,685	201,323	-2%

Gross profit	$43,374	$53,779	$51,104	$49,897	$57,707	$65,234	21%

Operating expenses:
Advertising - offline	10,664	9,617	7,178	6,018	11,072	8,089	-16%
Advertising - online	4,741	6,749	7,471	8,518	9,932	12,205	81%
Sales and marketing	6,706	9,096	8,711	7,577	8,208	10,113	11%
Personnel	8,341	7,895	8,162	11,176	11,222	9,761	24%
General and administrative	3,509	4,454	4,301	4,188	4,237	5,453	22%
Information technology	2,514	2,455	2,272	1,929	2,739	2,776	13%
Depreciation and amortization	2,220	2,565	3,359	5,358	5,466	5,047	97%
Restructuring reversal	—	(12)	—	—	(336)	—	NM

Total operating expenses	$38,695	$42,819	$41,454	$44,764	$52,540	$53,444	25%

Operating income	$4,679	$10,960	$9,650	$5,133	$5,167	$11,790	8%

Other income (expense):
Interest income	1,110	1,029	1,655	1,316	1,456	1,712	66%
Interest expense	(566)	(566)	(1,299)	(1,291)	(1,293)	(1,239)	119%
Other	6	13	56	(6)	(654)	53	308%

Total other income	$550	$476	$412	$19	$(491)	$526	11%

Earnings before income taxes and equity in income (loss) of investees	$5,229	$11,436	$10,062	$5,152	$4,676	$12,316	8%
Income tax benefit (expense)	—	—	(67)	260	290	(336)	NM
Equity in income/(loss) of investees, net	(126)	(35)	9	(414)	26	396	NM
Net income	$5,103	$11,401	$10,004	$4,998	$4,992	$12,376	9%

Preferred stock dividend	(772)	—	(740)	—	(878)	—	NM

Net income applicable to common stockholders	$4,331	$11,401	$9,264	$4,998	$4,114	$12,376	9%

Net income applicable to common stockholders per basic common share	$0.12	$0.30	$0.24	$0.13	$0.11	$0.32	7%

Net income applicable to common stockholders per diluted common share	$0.11	$0.28	$0.23	$0.12	$0.10	$0.29	4%

(1) Weighted average common shares:
Basic	37,588	38,076	38,684	38,775	38,863	39,022	2%
Diluted	38,905	43,144	42,648	40,449	39,764	46,516	8%
Common shares outstanding, end of period	37,696	38,748	38,801	38,860	39,241	39,343	2%

priceline.com Incorporated

Consolidated Balance Sheets

In thousands

(Unaudited)

	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$176,092	$156,306	$77,281	$101,270	$100,071	$118,270
Restricted cash	22,384	23,502	25,968	23,572	23,855	22,041
Short-term investments	79,576	206,360	144,381	122,812	141,967	137,598
Accounts receivable, net of allowance for doubtful accounts	19,052	23,733	24,146	18,314	25,915	31,811
Prepaid expenses and other current assets	3,435	6,156	7,223	6,578	6,419	8,075

Total current assets	300,539	416,057	278,999	272,546	298,227	317,795

PROPERTY AND EQUIPMENT, net	15,692	15,474	15,899	15,827	17,672	17,627
INTANGIBLE ASSETS, net	6,814	13,570	96,651	98,908	94,195	86,737
GOODWILL	8,779	32,837	130,118	138,859	132,540	127,665
OTHER ASSETS	21,385	16,674	16,186	15,942	17,164	17,431

TOTAL ASSETS	$353,209	$494,612	$537,853	$542,082	$559,798	$567,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$38,023	$49,380	$50,640	$40,612	$58,900	$57,175
Accrued expenses	18,118	22,414	25,096	23,649	19,620	20,607
Deferred merchant bookings	—	8,867	7,398	5,641	7,950	8,267
Other current liabilities	3,127	3,340	3,512	4,475	4,047	7,135
Total current liabilities	59,268	84,001	86,646	74,377	90,517	93,184

Deferred taxes	—	—	25,310	25,668	22,624	21,857
Other long-term liabilities	435	2,029	632	692	1,573	844
Minority interest	—	691	4,471	4,314	4,459	4,476
Long-term debt	124,996	223,348	224,572	224,418	223,576	224,247
Total liabilities	184,699	310,069	341,631	329,469	342,749	344,608

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470	13,470	13,470	13,470	13,470

STOCKHOLDERS’ EQUITY:
Common stock	307	315	316	317	319	320
Treasury stock	(350,628)	(350,628)	(350,628)	(350,628)	(350,628)	(350,628)
Additional paid-in capital	2,056,942	2,062,613	2,063,451	2,064,224	2,071,625	2,073,832
Deferred compensation	(1,302)	(1,516)	(1,390)	(1,264)	(6,146)	(5,990)
Accumulated deficit	(1,551,113)	(1,539,712)	(1,530,448)	(1,525,447)	(1,521,333)	(1,508,957)
Accumulated other comprehensive income	834	1	1,451	11,941	9,742	600
Total stockholders’ equity	155,040	171,073	182,752	199,143	203,579	209,177

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$353,209	$494,612	$537,853	$542,082	$559,798	$567,255

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Statistical Data

In thousands

Gross Bookings	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05

Merchant	$246,339	$297,094	$278,339	$218,541	$267,815	$303,017
Agency	116,611	176,248	156,946	197,634	241,935	266,447
Total	$362,950	$473,342	$435,285	$416,175	$509,750	$569,464

Domestic	$360,179	$470,375	$424,815	$367,199	$437,848	$491,949
International	2,771	2,967	10,470	48,976	71,902	77,515
Total	$362,950	$473,342	$435,285	$416,175	$509,750	$569,464

Year/Year Growth	45.3%	58.0%	43.7%	61.1%	40.4%	20.3%

Units Sold	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05

Airline Tickets	622	822	725	644	747	789
Year/Year Growth	28.7%	60.3%	65.5%	61.5%	20.0%	-4.1%

Hotel Room-Nights	1,682	1,995	2,087	2,007	2,556	2,736
Year/Year Growth	35.9%	31.6%	26.2%	51.1%	52.0%	37.1%

Rental Car Days	1,214	1,409	1,364	1,065	1,278	1,535
Year/Year Growth	83.1%	62.4%	12.1%	15.4%	5.3%	8.9%

	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05

Revenue	$224,131	$259,389	$235,882	$194,968	$233,392	$266,557
Year/Year Growth	11.8%	8.3%	-3.1%	8.2%	4.1%	2.8%

Gross Profit	$43,374	$53,779	$51,104	$49,897	$57,707	$65,234
Year/Year Growth	31.5%	32.8%	25.7%	56.8%	33.0%	21.3%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

The gross bookings and units sold information reflects results from Active Hotels since acquisition.